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                                                                EXHIBIT 10.67


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (hereinafter the "Agreement"), made this 5th day of October, 1996, by and between Pharmaceutical Product Development, Inc., a North Carolina corporation (hereinafter "PPD"), and Thomas D'Alonzo (hereinafter "Employee").


                              W I T N E S S E T H:

     WHEREAS, Employee desires employment upon the terms and conditions herein stated; and

     WHEREAS, PPD desires to employ Employee upon the terms and conditions herein stated; and

     WHEREAS, Employee and PPD desire to embody in writing the terms and conditions of such employment in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and considerations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Employment. PPD hereby employs Employee and Employee hereby accepts such employment on a full time basis as President and Chief Operating Officer of PPD upon the terms and conditions hereinafter set forth.

     2. Term. The term of this Agreement shall be for one year, beginning October 21, 1996, and ending October 20, 1997, unless sooner terminated as provided herein. Thereafter, this Agreement shall be automatically renewed for successive one-year terms upon the terms and conditions herein set forth and subject to salary adjustments as provided for in paragraphs 3 and 10 below, unless either party gives notice as herein provided to the other of said party's intent not renew this Agreement not less than 60 days prior to the expiration of the one-year term then in effect.

     3. Salary. For all services rendered by Employee under this Agreement, PPD shall pay to Employee an annual salary of $225,000.00 for the initial one-year term hereof. Salary for any successive one-year terms shall be agreed upon not less than 75 days before commencement of each one-year term unless such a requirement is waived by the parties.

     4. Stock Options. PPD has granted to Employee as of October 4, 1996 (the "Grant Date") options to purchase 75,000 shares of PPD's common stock at a purchase price equal to the NASDAQ market close price on the Grant Date. Said share options have been granted under the terms of PPD's Equity Compensation Plan (the "Plan") and are subject to all of the terms and conditions of the Plan as more specifically evidenced by that certain Stock Award


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Agreement entered into by the parties as of the Grant Date, which Stock Award
Agreement is in a form substantially similar to that generally provided to Plan participants except that (a) 25,000 of the share options may only be exercised one year after the Grant Date, (b) an additional 25,000 of the share options may only be exercised two years after the Grant Date, (c) the remaining 25,000 share options may only be exercised three years after the Grant Date and (d) any unvested share options, i.e., share options which cannot be exercised under the terms hereof, shall be forfeited upon Employee's termination of employment with PPD.

     5. Duties. Employee shall have overall responsibility for the operating performance of the clinical research organization and environmental units of PPD and its subsidiaries. Employee also shall perform such other duties as reasonably assigned to him by the Chief Executive Officer of PPD, including but not limited to assistance with mergers and acquisitions and participation in personnel development. Employee shall carry out his duties and responsibilities under the general supervision of the Chief Executive Officer of PPD. Employee shall undertake such travel as may be required to perform the duties prescribed herein. During the term of this Agreement, Employee shall devote substantially all of his working time, attention and energies to the business of PPD.

     6. Working Facilities. PPD shall furnish Employee with office space, equipment, technical, secretarial and clerical assistance and such other facilities, services, support and supplies as may be reasonably needed to perform the duties herein prescribed in an efficient and professional manner.

     7. Non-Compete. During the term of this Agreement and for one year thereafter, Employee hereby agrees that he shall not (a) become an officer, employee, director, agent, representative, member, associate or consultant of or to a corporation, partnership or other business entity or person, (b) directly or indirectly acquire a proprietary interest in a corporation, partnership or other business entity or person, or (c) directly or indirectly own any stock in a corporation (other than a publicly traded corporation of which Employee owns less than five percent (5%) of the outstanding stock) which is engaged in the business of managing clinical research programs for pharmaceutical and medical products or in any other business which is developed by PPD during the term of this Agreement anywhere in the United States (whether or not such business is physically located within the United States). The parties agree that the business and operations of PPD are national in scope. For that reason, the parties agree that a geographical limitation on the foregoing covenant is not appropriate.

     8. Termination. Notwithstanding any other provision of this Agreement, PPD may terminate Employee's employment hereunder upon the occurrence of any of the following events:





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          a.  Death of Employee.

          b. A determination by the Chief Executive Officer of PPD, acting in good faith but made in the sole discretion of the Chief Executive Officer, that Employee has failed to substantially perform his duties under this Agreement.

          c. A determination by the Chief Executive Office of PPD, acting in good faith but made in the sole discretion of the Chief Executive Officer, that Employee (i) has become physically or mentally incapacitated and is unable to perform his duties under this Agreement as a result of such disability, which inability continues for a period of sixty (60) consecutive calendar days,
(ii) has breached any of the material terms of this Agreement, (iii) has demonstrated gross negligence or willful misconduct in the execution of his duties, or (iv) has been convicted of a felony.

     9. Disclosure of Information; PPD's Property. Employee recognizes and acknowledges that all of PPD's licenses, permits, data, affairs, confidential information, trade secrets, inventions, know how, discoveries, plans, development of work in progress, customer and supplier information, cost information, contractual provisions, employee capabilities, business methods, opportunities and the like (collectively, the "Proprietary Information"), are valuable and unique assets of PPD's business, regardless of whether PPD has obtained patents on patentable devices and techniques or copyrights on any material subject to copyright. Employee covenants and agrees that during the term of this Agreement and thereafter he will not disclose the Proprietary Information to any other corporation, partnership, business entity or person for any reason (and without regard as to whether same shall have been originated, discovered or developed by Employee); provided, however, that such Proprietary Information which already is in the public domain shall not give rise to a breach hereunder by Employee for his disclosure thereof.

     10. Benefits. During the term hereof, Employee shall be entitled to participate in all benefits provided by PPD to its employees generally, including but not limited to health insurance, disability insurance and retirement plans, all of which are currently provided to employees of PPD, subject to the eligibility requirements of any plan(s) establishing same. Employee shall be subject to PPD's policies applicable to other executive employees of PPD with respect to periodic reviews and increases in salary, and shall be considered for and eligible to participate in benefits, if any, provided generally by PPD to its executive employees, including but not limited to issuance of stock options, cash bonuses, etc., to the extent such bonuses, etc., are not otherwise provided for herein in connection with Employee's duties and performance as an executive employee. Employee shall be entitled to five weeks paid vacation during each one-year term





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hereof.

     11. Expenses. PPD shall pay all expenses of Employee which are directly related to Employee's duties hereunder.

     12. Remedies. In the event of Employee's actual or threatened breach of the provisions of paragraph 7 and/or 9 of this Agreement, PPD shall be entitled to a temporary restraining order and/or permanent injunction restraining Employee from such breach. Nothing herein shall be construed as preventing PPD from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from Employee and from any corporation, partnership or other business entity or person with which the Employee has entered or attempted to enter into a relationship or to which Employee has disclosed Proprietary Information.

     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except by agreement in writing signed by the parties.

     14. Waiver or Breach. Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver of any subsequent breach by the other party. No waiver shall be valid unless in writing and signed by the party against whom the waiver is sought.

     15. Severability. If any portion of this Agreement shall be declared invalid by a court of competent jurisdiction, the remaining portion shall continue in full force and effect as if this Agreement has been executed with the invalid portion eliminated and this Agreement shall be so construed.

     16. Benefit. This Agreement shall inure to the benefit of and be binding upon PPD, its successors and assigns, and Employee, his heirs, successors, assigns and personal representatives.

     17. Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina.

     18. Assignment. Neither party hereto may assign said party's rights or obligations hereunder without the prior written consent of the other.

     19. Notice. Any notice required or permitted hereunder shall be delivered in person or mailed certified mail, return receipt requested, to either party at PPD's principal office in Wilmington, North Carolina and shall be deemed received when actually received. Any notice from Employee to PPD shall be addressed to the Chief Executive Officer.





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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove set forth.


PPD                                 PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.



                               By:   /s/ Fred Eshelman
                                    ------------------------------------
[CORPORATE SEAL]                    Title:  CEO
                                           -----------------------------

ATTEST:

/s/ Rudy Howard
-----------------------------
Title:  Secretary



EMPLOYEE                            /s/ Thomas D'Alonzo
                                    -------------------------------(SEAL)
                                    Thomas D'Alonzo


WITNESS:


/s/  Rachel L. D'Alonzo
-------------------------------










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